Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

Addex Therapeutics Ltd

Geneva, Switzerland

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-291644) and Form S-8 (No. 333-255124 and No.333-272515) of Addex Therapeutics Ltd (the Company) of our report dated May 15, 2026, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2025. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

BDO AG

/s/ Philipp Kegele	/s/ Nigel Le Masurier

Zurich, Switzerland, May 15, 2026

Consent of Independent Registered Public Accounting Firm

Neurosterix US Holding LLC

Delaware, USA

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-291644) and Form S-8 (No. 333-255124 and No.333-272515) of our report dated May 13, 2026, relating to the Neurosterix US Holding LLC consolidated financial statements appearing in Addex Therapeutics Ltd’s Annual Report on Form 20-F for the year ended December 31, 2025.

BDO AG

/s/ Philipp Kegele	/s/ Hanna-Laura Mock

Zurich, Switzerland, May 15, 2026